UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2013

AUTOINFO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-11497	13-2867481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6413 Congress Ave – Suite 260 Boca Raton	33487
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (561) 988-9456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

A purported class action on behalf of the Company’s stockholders was filed on April 12, 2013 in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida, Case No: 50 2013 CA 006332, captioned Dennis H. Diesterhaupt, Individually and on behalf of all other similarly situated, as Plaintiff, v. Harry M. Wachtel, Peter C. Einselen, Mark K. Patterson, Mark Weiss, Thomas C. Robertson, AutoInfo, Inc., AutoInfo Holdings, LLC, AutoInfo Acquisition Corp., Comvest Investment Partners IV, L.P., Comvest Investment Partners Holdings, LLC and Comvest Partners, Defendants (the “Action”).  The Company has not received service of process in the Action.

The Action relates to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 28, 2013, by and among AutoInfo, Inc. (the “Company”), AutoInfo Holdings, LLC., a Delaware limited liability company (“Parent”), and AutoInfo Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall continue as the surviving corporation and a wholly owned subsidiary of Parent (the “Proposed Merger Transaction”).

The Action alleges that the Directors of the Company (the “Directors”) breached their fiduciary duties owed to the stockholders of the Company. It further alleges that Comvest Partners, Comvest Investment Partners Holdings, LLC, Comvest Investment Partners IV, L.P., AutoInfo Holdings, LLC and AutoInfo Acquisition Corp. aided and abetted the Directors in their breach of their fiduciary duties to the Stockholders of the Company.

The Action seeks relief: (i) declaring the Action to be a class action and certifying Plaintiff as the Class representative and his counsel as Class counsel; (ii) enjoining, preliminarily and permanently, the Proposed Merger Transaction; (iii) in the event that the Proposed Merger Transaction is consummated prior to the entry of the Court’s final judgment, rescinding it or awarding Plaintiff and the Class recissory damages; (iv) directing that Defendants account to Plaintiff and the other members of the Class for all damages caused by them and account for all profits and any special benefits obtained as a result of their breach of their fiduciary duties; (v) awarding Plaintiff the costs of the Action, including reasonable allowance for the fees and expenses of Plaintiff’s attorneys and experts; and (v) granting Plaintiff and the other members of the Class such further relief as the Court deems just and proper.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AutoInfo, Inc.

Date: April 17, 2013	By:	/s/ William Wunderlich
		Name:	William Wunderlich
		Title:	Chief Financial Officer

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